China Direct Industries Names Andrew Wang Chief Financial Officer

Mr. Wang Brings Strong International Public Company Finance Experience to Senior Management Team at China Direct Industries

Deerfield Beach, Fla., December 23, 2009 – China Direct Industries, Inc. (“China Direct Industries”) (NASDAQ: CDII), a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials, announced today that it has named Andrew Wang to the position of Executive Vice President and Chief Financial Officer.  Mr. Wang joins the senior management team at China Direct Industries after spending the last several months working with the Company’s subsidiaries in China on a consulting basis.

Mr. Wang has garnered over 20 years of international finance and business development experience with 7 years working at public companies prior to joining China Direct Industries.  Mr. Wang’s most recent experience includes serving from 2006 to 2008 as International Accounting and Project Manager for Healthways, Inc. (NASDAQ: HWAY) a multinational company where he oversaw general ledger accounting, month-end closing, foreign currency translations, consolidation, and financial reporting over all subsidiaries and controlled entities outside the United States. From 2002 to 2006, Mr. Wang served as International Finance Manager for Adtran, Inc, (NASDAQ: ADTN), a telecommunication and  network equipment manufacturer, where his responsibilities included overhauling and overseeing all global accounting and financial reporting, taxation, trade finance, banking, foreign currency transactions, and other treasury operations.

Mr. Wang’s private company experience includes having served as Vice President of International Operations at Oracle Communications Corp. for four years, where his responsibilities included providing strategic advisory services on merger and acquisition  activities for News Corp. (NASDAQ: NWS) and its Satellite Television Asia Region (STAR) in Beijing, China.  Additionally, Mr. Wang served for nine years as Business Development Manager for WBA, Inc., a Multinational company with offices in China, where his responsibilities included the management of OEM relationships with companies including General Electric and Sylvania.  During his tenure at WBA, Inc. Mr. Wang helped secure one of China’s first large scale governmental contracts in North America.

Mr. Wang is a Certified Public Accountant with a Masters Degree in Business Administration from Pepperdine University.

Commenting on this event, Dr. James Wang, Chairman and CEO of China Direct Industries stated, “Andrew brings a wealth of financial experience to China Direct Industries and more importantly, he possesses the China specific knowledge and bilingual approach which is critical to our company’s future success as we implement our growth plans for 2010 and beyond.”

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ: CDII), is a U.S. owned, rapidly growing holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 10 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding, our ability to raise additional capital and close on our planned acquisition of additional magnesium production facilities, our ability to position ourselves as a leading global supplier of pure magnesium and our ability to monetize our investment in our magnesium segment.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our reports on Form 10-Q.

Contact Information:

For the Company:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net